UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2020

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-55256

(Commission File No.)

c/o CSC Services of Nevada, Inc.

2215-B Renaissance Drive

Las Vegas, Nevada 89119

(Address of principal executive offices and Zip Code)

+(61) 3 9846 4288

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01 Other Events.

On May 16th, 2020, the Company’s subsidiary Paradise Gardens Development Ltd entered into a Memorandum of Agreement for 5 Years with the Landowners of Senunu Kibara Landowners Group Senunu Village Gaire, the Landowners who own the timber resource of the area known as the Senunu Timber Resource Owners, the Landowners who own the land that the Access road to the Logging project at Muiaha Cla, Gagi Female Clan and Gagi Male Clan, the Landowners who own the land that the Access road to the Logging project at SENUNU TIMBER AREA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Memorandum of Agreement (MOA) dated 16th May 2020	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of May, 2020.

KIBUSH CAPITAL CORP.

BY:	/s/ Warren Sheppard
Warren Sheppard, President

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